UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 21, 2010

ACME UNITED CORPORATION
(Exact name of registrant as specified in its charter)
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Connecticut	001-07698	06-0236700
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
60 Round Hill Road, Fairfield, Connecticut		06824
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (203) 254-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2010, the Board of Directors of Acme United Corporation (the “Company”), on the recommendation of its Compensation Committee, approved an amendment to the Company’s Salary Continuation Plan (the “Plan”) to reduce the benefits payable under the Plan under certain circumstances.  The amendment provides that if any amount or benefit to be paid or provided under the Plan would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) then such payments and benefits will be reduced to the minimum extent necessary so that no portion of any such payment or benefit, as reduced, would constitute an excess parachute payment.

The purposes of the amendment are (i) to prevent the Company from being obligated to make payments of amounts under the Plan which would be subject to the excise tax imposed by Code Section 4999 on excess parachute payments, and non-deductible by the Company for federal income tax purposes under Code Section 280G, and (ii) to prevent participants in the Plan from being subjected to an excise tax on the amounts constituting an excess parachute payment under Code Section 4999.

A copy of the amendment appears as Exhibit 10.4(a) to this Report and is incorporated by reference in this Item 5.02.  A copy of the full Plan appears as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Item 9.01    Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description

10.4(a)	Amendment 1 to the Company’s Salary Contribution Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME UNITED CORPORATION

By	/s/ Walter C. Johnsen
Walter C. Johnsen Chairman and Chief Executive Officer

Dated:   December 21, 2010

By	/s/ Paul G. Driscoll
Paul G. Driscoll Vice President and Chief Financial Officer

Dated:   December 21, 2010